UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2005

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Isabella Street, Pittsburgh, Pennsylvania	15212-5858
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 412-553-4707

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 14, 2005, the Board of Directors of Alcoa Inc. (the “Company”) approved the 2005 Deferred Fee Plan for Directors (the “2005 Plan”). The 2005 Plan complies with the new deferred compensation requirements of the American Jobs Creation Act of 2004 and replaces the Deferred Fee Plan for Directors, as amended (the “Prior Plan”), which is on file with the Securities and Exchange Commission as exhibit 10(n) to the Company’s Form 10-K for the year ended December 31, 2003. No further deferrals may be made under the Prior Plan after December 31, 2004. Under the 2005 Plan, until a Director beneficially owns the minimum number of shares of Company common stock and/or stock equivalents required to be held under the share ownership guideline for Directors established from time to time by the Board (which, effective January 1, 2005, is set at 10,000 shares), the Director is required to defer $100,000 of annual fees for investment in the Company stock fund under the plan, or otherwise use that amount of annual fees for the purchase of Company stock. The Prior Plan required Directors to invest 50% of their annual retainer in Company stock, either through direct investment or in the Company stock fund and to maintain that investment until they retired from the Board. The 2005 Plan permits transfer of credits from the Company stock fund to the other investment funds under the plan (which are the same as under the Company’s 401(k) plan for salaried employees), as long as sufficient shares or equivalent shares are retained to satisfy the share ownership guideline for Directors. As under the Prior Plan, amounts deferred under the 2005 Plan are payable in cash after Board service ends.

The foregoing summary of the 2005 Plan is subject to and qualified in its entirety by reference to the 2005 Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 2.02.	Results of Operations and Financial Condition.

On January 10, 2005, Alcoa Inc. held its fourth-quarter 2004 earnings conference call, broadcast live by webcast. A transcript of the call and a copy of the slides presented during the call are attached hereto as Exhibits 99.1 and 99.2, respectively, and are hereby incorporated by reference.

* * * * *

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

Certain statements in the transcript and slides attached hereto relate to future events and expectations and as such constitute forward-looking statements. Forward-looking statements also include those containing such words as “anticipates,” “believes,” “estimates,” “expects,” “hopes,” “targets,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Alcoa to be different from those expressed or implied in the forward-looking statements. Alcoa disclaims any intention or obligation, other than as required by law, to update or revise any forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (a) material adverse changes in economic or aluminum industry conditions generally, including global supply and demand conditions and prices for primary aluminum, alumina and other products; (b) material adverse changes in the markets served by Alcoa, including the transportation, building, construction, distribution, packaging, industrial gas turbine and other markets; (c) Alcoa’s inability to achieve the level of cost savings, productivity improvements or earnings growth anticipated by management, whether due to significant increases in energy, raw materials or employee benefits costs, labor disputes or other factors; (d) changes in laws, governmental regulations or policies, currency exchange rates or competitive factors in the countries in which Alcoa operates; (e) a significant downturn in the business or financial condition of a key customer or customers supplied by Alcoa; (f) significant legal proceedings or investigations adverse to Alcoa, including environmental, product liability, safety and health and other claims; and (g) the other risk factors summarized in Alcoa’s Form 10-K for the year ended December 31, 2003, Forms 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 and other reports filed with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

The following is filed as an exhibit to this report:

10.1	2005 Deferred Fee Plan for Directors

The following are furnished as exhibits to this report:

99.1	Transcript of Alcoa Inc. fourth-quarter 2004 earnings call.

99.2	Slides presented during Alcoa Inc. fourth-quarter 2004 earnings call.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ LAWRENCE R. PURTELL
Lawrence R. Purtell
Executive Vice President andGeneral Counsel

Dated: January 14, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	2005 Deferred Fee Plan for Directors

99.1	Transcript of Alcoa Inc. fourth-quarter 2004 earnings call.

99.2	Slides presented during Alcoa Inc. fourth-quarter 2004 earnings call.

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